Exhibit 99.1

FOR IMMEDIATE RELEASE

DRAVCO MINING INC. (OTCBB: DVCO) ANNOUNCES TERMINATION OF
LETTER OF INTENT WITH PARADOX BASIN RESOURCES CORP.

VANCOUVER, B.C. September 19, 2012, Dravco Mining Inc. (the “Company” or “Dravco”) (OTCBB: DVCO) terminates Letter of Intent with Paradox Basin Resources Corp. (“Paradox”).

Further to the Company’s news release dated March 8, 2012, the non-binding Letter of Intent with Paradox has been terminated as the parties have agreed not to extend the term of the Letter of Intent.

On behalf of the Board of Directors,

Dravco Mining Inc.
Rodney Lozinski, President

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